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                                                                   EXHIBIT 10.19


                             SECURED PROMISSORY NOTE





$100,000.00                                               San Marcos, California
                                                                 October 8, 1998


     FOR VALUE RECEIVED, SCOTT EVAN KUSEL ("Maker") hereby promises to pay to COMPUTER GEEKS DISCOUNT OUTLET, INC., a California corporation ("Holder"), or order, at San Marco, California, the principal sum of One Hundred Thousand Dollars ($100,000.00), together with interest thereon at the rate of six percent (6%) per annum, such interest to accrue commencing April 8, 1999. The entire unpaid principal balance of this Note and any accrued interest will fully due and payable October 8, 1999 (the "Maturity Date").

     1. All payments hereunder shall be paid in lawful money of the United States of America to Holder at 2604 Temple Heights Drive, Oceanside, California 92056 or such other place as Holder may designate from time to time.

     2. All payments on account of the indebtedness evidenced by this Note shall be first applied to the interest on the unpaid principal balance, and the remainder to principal.

     3. This Note is secured by a Deed of Trust to Chicago Title Company, a California corporation, as trustee.

     4. Should default be made in any payment when due under this Note or in the performance or observance of any of the covenants and agreements of this Note, then and in any such event, the Holder hereof may, at Holder's option, declare this Note and the entire indebtedness hereby evidenced to be immediately due and payable, regardless of the Maturity Date.

     5. Maker agrees to indemnify Holder and to hold Holder and Holder's successors and assigns harmless from and against any and all claims, demands, costs, liabilities and obligations of any kind or nature arising out of any default hereunder, including without limitation all costs of collection, including reasonable attorneys' fees and all costs of suit, in the event the unpaid principal sum of this Note and/or any interest thereon is not paid when due.

     6. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time prior to the Maturity Date.

     7. Following the maturity of the indebtedness evidenced hereby, whether by acceleration or otherwise, any amount remaining unpaid to Holder, together with unpaid interest on such unpaid amounts shall thereafter bear interest at the rate of ten percent (10%) per annum.

     8. Should all or any portion of the real property encumbered by the Deed of Trust which secures this Note, or any interest therein, be sold, alienated or conveyed, the Holder of this Note may declare the entire unpaid principal balance plus any accrued interest fully due

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and payable. This acceleration provision shall apply to the conveyance or alienation of any interest in the property whatsoever, whether equitable or legal, recorded or unrecorded, and shall include, without limitation, "outright sale," a land sale contract, a lease with a term of more than three (3) years, a lease with option to purchase, and conveyances in trust.

     9. Maker acknowledges and agrees that Maker shall not have any rights whatsoever to set-off against amounts due hereunder or otherwise due Holder any amount or obligation due Maker or claimed to be due Maker from Holder.

     10. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

     11. This Note shall bind Maker and its successors and assigns and the benefits hereof shall inure to Holder and Holder's successors and assigns.

     12. Principal and interest are payable in lawful money of the United States. The validity, interpretations and performance of this Note shall be governed by and construed in accordance with the laws of the State of California.

     13.  Time is of the essence of this Note.



                                        MAKER



                                        /s/ Scott Kusel
                                        ----------------------------------------
                                        SCOTT EVAN KUSEL



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